UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2010 (August 30, 2010)

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

476 Rolling Ridge Drive, Suite 300

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Participation and Exploration Agreement

On August 31, 2010, Rex Energy Corporation (the “Company”), through its wholly owned subsidiaries, Rex Energy I, LLC, R.E. Gas Development, LLC, and Rex Energy Operating Corp. (collectively, “Rex”), entered into a Participation and Exploration Agreement (the “PEA”) with Summit Discovery Resources II, LLC (“Summit”), a wholly owned subsidiary of Sumitomo Corporation (“Sumitomo”), and solely for the limited purposes stated therein, Sumitomo. The Company also joined the PEA for the limited purposes set forth therein.

Pursuant to the PEA, Rex has agreed to sell and transfer to Summit certain interests in its Marcellus Shale assets located in the Commonwealth of Pennsylvania, including 12,900 net acres, certain producing Marcellus Shale wells and associated mid-stream assets (collectively, the “Interests”). The transaction is valued at approximately $140.4 million, with $88.4 million payable in cash upon closing and an additional $52.0 million payable in the form of a drilling carry. The PEA also provides that the purchase price may be adjusted based upon the final number of purchased oil and gas leases at the closing of the transaction (the “Closing”).

Butler County, Pennsylvania

In Butler County, Pennsylvania, Rex has agreed to sell a 15% non-operated interest in 42,200 gross (41,100 net) acres to Summit for approximately $61.6 million, or $10,000 per net acre. One-half of the purchase price is to be paid in cash at Closing, with the remaining 50% of the purchase price to be paid in the form of a drilling carry of 80% of Rex’s drilling and completion costs in the area. In connection with the transaction, the parties agreed to form an area of mutual interest (an “AMI”) in Butler County. After the sale is completed, Rex will own approximately 34,900 net acres within the Butler County AMI and will continue to serve as the operator of its Butler County, Pennsylvania project area.

Pursuant to the PEA, Rex is to act as the leasing agent in the Butler County AMI. Summit has agreed to pay all of the costs to lease approximately 9,000 net acres in the Butler County AMI (the “Phase I Leasing”), and is to pay Rex a leasing management fee of $1,000 per net acre during the Phase I Leasing. Upon the conclusion of the Phase I Leasing, Rex and Summit are to cross assign interests in the leases to provide a uniformity of interest in each lease in the Butler County AMI. Assuming the full 9,000 net acres are leased, the final ownership percentages in the Butler County AMI would be approximately 70% by Rex and 30% by Summit, and Rex’s net acreage would remain at approximately 34,900 net acres in the Butler County AMI.

Rex has also agreed to sell 30% of its interests in twenty Marcellus Shale wells within the Butler County area, including 11 wells in progress, for approximately $19.1 million. In addition, Rex has agreed to sell to Summit (a) a 30% interest in its existing skid-mounted cryogenic gas processing plant located in Butler County and (b) 30% of its membership interest in Keystone Midstream Services, LLC, for a total purchase price of approximately $3.9 million. Keystone Midstream Services, LLC is a mid-stream joint venture with Stonehenge Energy Resources, L.P. and owns certain gas processing and gathering facilities located in Butler County.

Williams Joint Venture Areas

Under the PEA, in Rex’s Marcellus Shale joint venture project areas operated by Williams Production Appalachia, LLC (“Williams Appalachia”), Rex has agreed to sell 20% of its interests in approximately 44,200 gross (22,100 net) acres for $35.9 million, or $8,115 per net acre. One-half of the purchase price is to be paid in cash at Closing, with the remaining 50% of the purchase price being paid in the form of a drilling carry of 80% of Rex’s drilling and completion costs in the areas. After the sale, Rex will own approximately 6,700 net acres within the Westmoreland County AMI, and 11,000 net acres within the Central Pennsylvania AMI.

Additionally, Rex has agreed to sell 20% of its interests in nineteen Marcellus Shale wells located in the Williams Appalachia joint venture areas, including five wells in progress, for $5.7 million, and 20% of its interests in the Williams Appalachia joint venture midstream assets for approximately $822,000.

Additional Marcellus Areas

Under the PEA, Rex has agreed to sell 50% of its interests in approximately 4,600 net acres in Fayette and Centre Counties in Pennsylvania for $18.5 million, or $8,115 per net acre. One-half of the purchase price is to be paid in cash at Closing, with the remaining 50% to be paid in the form of a drilling carry of 80% of Rex’s drilling and completion costs. Pursuant to the PEA, the drilling carry for these areas may be applied, at Rex’s discretion, to drilling and completion costs attributable to either the Butler County or Williams joint venture areas. After the sale, Rex will own approximately 2,300 net acres in these areas.

The Closing is subject to customary closing conditions, including, without limitation, obtaining any required consents to transfer the Interests to Summit. The PEA also provides that the parties can terminate the agreement upon the occurrence of certain events customary for transactions of this type. Rex and Summit have made customary representations, warranties, covenants and agreements in the PEA. Subject to the satisfaction of the conditions in the PEA, the Closing is expected to occur in September 2010.

Tax Partnership Agreements

Tax Partnership Agreements for Areas One, Two, Three and Four

In connection with the PEA, the parties have also agreed to enter into four API Model Tax Partnership Agreements with respect to four geographic areas covered by and described in the PEA. Pursuant to the terms of the PEA, (i) Summit and Rex Energy I, LLC have agreed to enter into an Area One Tax Partnership Agreement (the “Area One Tax Partnership Agreement”), (ii) Summit, Rex Energy I, LLC and R.E. Gas Development, LLC have agreed to enter into an Area Two Tax Partnership Agreement (the “Area Two Tax Partnership Agreement”), (iii) Summit, Rex Energy I, LLC and R.E. Gas Development, LLC have agreed to enter into an Area Three Tax Partnership Agreement (the “Area Three Tax Partnership Agreement”) and (iv) Summit and R.E. Gas Development, LLC have agreed to enter into an Area Four Tax Partnership Agreement (the “Area Four Tax Partnership Agreement,” and together with the Area One Tax Partnership Agreement, the Area Two Tax Partnership Agreement and the Area Three Tax Partnership Agreement, the “Tax Partnership Agreements”). Under the terms and conditions of the Tax Partnership Agreements:

•

exploration costs, intangible drilling and development costs (“IDC”), operating costs and maintenance costs will be allocated to each party in accordance with such party’s respective contribution, except that IDC will generally first be allocable to Rex in an amount that, together with depreciation solely allocable to Rex, is up to but does not exceed a certain percentage (85% for the Area One Tax Partnership Agreement; 80% for the Area Two Tax Partnership Agreement and 50% for the Area Three Tax Partnership Agreement and the Area Four Tax Partnership Agreement) of Rex’s adjusted tax basis in the leases subject to the respective Tax Partnership Agreement, as more fully described therein;

•

depreciation will be allocated to each party in accordance with its contribution to the cost of the underlying asset, except that depreciation on certain assets will generally first be allocable to Rex in an amount that, together with IDC solely allocable to Rex, is up to but does not exceed a certain percentage (85% for the Area One Tax Partnership Agreement; 80% for the Area Two Tax Partnership Agreement and 50% for the Area Three Tax Partnership Agreement and the Area Four Tax Partnership Agreement) of Rex’s adjusted tax basis in the leases subject to the respective Tax Partnership Agreement, as more fully described therein;

•	simulated depletion will be generally allocable to each party in accordance with its fair market value capital account adjusted basis in the applicable property; and

•

any loss or simulated loss upon the sale, exchange, distribution or other disposition of depreciable or depletable property will be allocated to each party in the ratio of their respective fair market value capital account adjusted bases in the depreciable or depletable property, and any gain or simulated gain upon any such sale, exchange, distribution or other disposition will be allocated to the parties so that the fair market value capital account balances of the parties with respect to such property will most closely reflect their respective percentage or fractional interests under the PEA.

Effect of Transaction on Tax Partnership Agreement with Williams Appalachia

The Interests defined in the PEA as the “Rex Area Two Leases” are owned jointly by Rex and Williams Appalachia and are subject to a tax partnership (the “Williams Tax Partnership”) between Rex and Williams created pursuant to a Tax Partnership Agreement (the “Williams Tax Partnership Agreement”) entered into in connection with the Participation and Exploration Agreement dated June 18, 2009, to be effective as of May 5, 2009, by and among Williams Production Company, LLC, Williams Appalachia, Rex Energy I, LLC and R.E. Gas Development, LLC (the “Williams PEA”). The Williams PEA and the Williams Tax Partnership Agreement were filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K as filed with the Commission on June 24, 2009.

Upon the Closing, the partnership to be created by the Area Two Tax Partnership Agreement (the “Area Two Partner”) will be substituted for Rex as a tax partner in the Williams Tax Partnership as “owner” (for purposes of the Williams Tax Partnership Agreement) of the entirety of the Original Interests (as defined in the PEA) in the Rex Area Two Leases that are jointly owned by Rex and Summit and as “owner” (for purposes of the Williams Tax Partnership Agreement) of the interests of Rex and Summit in additional oil and gas leases and interests in oil and gas in Area Two (as defined in the PEA) that become subject to the Williams Tax Partnership and to the Area Four Partnership Agreement (all such Rex Area Two Leases and additional leases and interests in oil and gas that become subject both to the Williams Tax Partnership and to the Area Two Tax Partnership being called “Partnership Properties”).

Accordingly, (a) all items of income, gain, loss and deduction that would be allocable from the Williams Tax Partnership either to Rex or Summit after the Closing if they were individual tax partners in the Williams Tax Partnership as owners of their interests in Partnership Properties will be allocated to the

Area Two Tax Partnership and further allocated as between Rex and Summit pursuant to the Area Two Tax Partnership Agreement, except that IDC deductions and depreciation deductions allocated to Rex pursuant to the Williams Tax Partnership Agreement with respect to IDC or costs of depreciable equipment paid or borne by Williams Appalachia that are paid or borne as a part of and credited against the “Drilling Carry Obligation” of Williams Appalachia pursuant to Section 3.01 of the Williams PEA will be allocated solely to Rex; (b) all contributions made or deemed made from Rex or Summit after the Closing that would be deemed made to the Williams Tax Partnership if they were individual tax partners in the Williams Tax Partnership as owners of their interests in Partnership Properties will be deemed to have been made to the Area Two Tax Partnership Agreement and, in turn, from the Area Two Tax Partnership to the Williams Tax Partnership; and (c) all distributions made or deemed made from the Williams Tax Partnership after the Closing that would be made or deemed made to Rex or Williams Appalachia if they were individual tax partners in the Williams Tax Partnership as owners of their interests in Partnership Properties will be deemed made to the Area Two Tax Partnership and will as applicable be further allocated and divided between Rex and Summit as distributions from the Area Two Tax Partnership pursuant to the terms and provisions of the Area Two Tax Partnership Agreement.

Parent Guaranty Agreements

Pursuant to the terms of the PEA, at the Closing each of the Company and Sumitomo has agreed to enter into parent guaranty agreements. Under the parent guaranty agreement to be executed by the Company (the “Company Guaranty”), the Company will guaranty the performance of the agreement and obligations of Rex under the PEA and the related agreements, including any obligation for the payment of money. Under the parent guaranty agreement to be executed by Sumitomo (the “Sumitomo Guaranty”), Sumitomo will guaranty the performance of the agreement and obligations of Summit under the PEA and the related agreements, including any obligation for the payment of money. Each guaranty provides that such guaranty will remain in effect until the tenth anniversary of the date of Closing.

The foregoing summaries of the PEA, the forms of Tax Partnership Agreements, the form of Company Guaranty, and the form of Sumitomo Guaranty, and the transactions contemplated thereby, do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the PEA, the form of Tax Partnership Agreements, the form of Company Guaranty and the form of Sumitomo Guaranty, copies of which are attached as Exhibits 2.1 through 2.7 to this Current Report on Form 8-K and are incorporated herein by reference.

Fifth Amendment to Credit Agreement

On August 30, 2010, the Company entered into a Fifth Amendment to Credit Agreement (the “Fifth Amendment”) with KeyBank National Association (“KeyBank”), as Administrative Agent, and the other lenders signatory thereto, amending its senior credit facility dated as of September 28, 2007 (as amended, modified or supplemented the “Credit Agreement”).

The Fifth Amendment is effective as of August 30, 2010 and amends certain provisions of the Credit Agreement, including waiving certain provisions of the Credit Agreement to permit Rex’s sale and transfer of the Interests in its Marcellus Shale assets located in the Commonwealth of Pennsylvania, pursuant to the terms and conditions of the PEA. The Fifth Amendment also amended the Credit Agreement by increasing the borrowing base under the Credit Agreement from $100 million to $125 million, effective upon the execution of the PEA described above. In addition, the Fifth Amendment also deleted and replaced the borrowing base utilization grid in the definition of “Applicable Margin.” The revised borrowing utilization grid increases the margin interest rate for Eurodollar loans from a range of 1.75% to 2.50% per annum to a range of 2.00% to 2.75% per annum, increases the margin interest rate for ABR loans from a range of 0.50% to 1.25% per annum to a range of 0.75% to 1.50% per annum, and increases the unused commitment fee rate from a range of 0.375% to 0.50% per annum to a flat rate of 0.50% per annum. Rates charged from time to time under the borrowing base utilization grid within each applicable range are determined by the Company’s percentage of utilization of the then established borrowing base. The Fifth Amendment also extended the maturity date of the Credit Agreement from September 28, 2012 to September 28, 2013. In addition, pursuant to the Fifth Amendment, Bank of Montreal, Union Bank, N.A., and Wells Fargo Bank, N.A., agreed to become lenders under the Credit Agreement, and Allied Irish Bank withdrew as a lender.

The foregoing descriptions of the Fifth Amendment and the Credit Agreement, do not purport to be complete and are qualified in their entirety by reference to the complete text of these agreements. A copy of the Fifth Amendment is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. A copy of the senior credit facility was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the SEC on October 3, 2007. A copy of the First Amendment to Credit Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the SEC on April 18, 2008, a copy of the Second Amendment to Credit Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the SEC on January 9, 2009, a copy of the Third Amendment to Credit Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the SEC on April 27, 2009, and a copy of the Fourth Amendment to Credit Agreement was filed as Exhibit 10.4 to a Current Report on Form 8-K filed with the SEC on December 28, 2009.

Item 7.01 Regulation FD Disclosure.

On August 31, 2010, the Company issued a press release related to, among other things, the PEA (described above) and the Fifth Amendment (described above). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this heading, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Participation and Exploration Agreement, dated August 31, 2010, by and among Summit Discovery Resources II, LLC, Rex Energy I, LLC, R.E. Gas Development, LLC, joined therein by Rex Energy Operating Corp., and for the limited purposes set forth therein, Rex Energy Corporation and Sumitomo Corporation.* +

2.2	Form of Area One Tax Partnership Agreement to be entered into by and between Summit Discovery Resources II, LLC and R.E. Gas Development, LLC.

2.3	Form of Area Two Tax Partnership Agreement to be entered into by and between Summit Discovery Resources II, LLC, Rex Energy I, LLC and R.E. Gas Development, LLC.

2.4	Form of Area Three Tax Partnership Agreement to be entered into by and between Summit Discovery Resources II, LLC, Rex Energy I, LLC and R.E. Gas Development, LLC.

2.5	Form of Area Four Tax Partnership Agreement to be entered into by and between Summit Discovery Resources II, LLC and R.E. Gas Development, LLC.

2.6	Form of Parent Guaranty of Rex Energy Corporation.

2.7	Form of Parent Guaranty of Sumitomo Corporation.

10.1	Fifth Amendment to Credit Agreement, effective as of August 30, 2010, among Rex Energy Corporation, as Borrower, KeyBank National Association, as Administrative Agent, Royal Bank of Canada, as Syndication Agent, and The Lenders Signatory Thereto.

99.1	Press Release dated August 31, 2010.

*	A list of the exhibits to the Participation and Exploration Agreement (the “PEA”) is set forth on pages 5 through 8 of the PEA. Certain exhibits and all of the schedules to the PEA have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided supplementally to the Commission upon request.
+	Portions of this exhibit are subject to a request for confidential treatment and have been redacted and filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

Date: September 3, 2010	By:	/s/ Benjamin W. Hulburt
Benjamin W. Hulburt
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Participation and Exploration Agreement, dated August 31, 2010, by and among Summit Discovery Resources II, LLC, Rex Energy I, LLC, R.E. Gas Development, LLC, joined therein by Rex Energy Operating Corp., and for the limited purposes set forth therein, Rex Energy Corporation and Sumitomo Corporation.*+

2.2	Form of Area One Tax Partnership Agreement to be entered into by and between Summit Discovery Resources II, LLC and R.E. Gas Development, LLC.

2.3	Form of Area Two Tax Partnership Agreement to be entered into by and between Summit Discovery Resources II, LLC, Rex Energy I, LLC and R.E. Gas Development, LLC.

2.4	Form of Area Three Tax Partnership Agreement to be entered into by and between Summit Discovery Resources II, LLC, Rex Energy I, LLC and R.E. Gas Development, LLC.

2.5	Form of Area Four Tax Partnership Agreement to be entered into by and between Summit Discovery Resources II, LLC and R.E. Gas Development, LLC.

2.6	Form of Parent Guaranty of Rex Energy Corporation.

2.7	Form of Parent Guaranty of Sumitomo Corporation.

10.1	Fifth Amendment to Credit Agreement, effective as of August 30, 2010, among Rex Energy Corporation, as Borrower, KeyBank National Association, as Administrative Agent, Royal Bank of Canada, as Syndication Agent, and The Lenders Signatory Thereto.

99.1	Press Release dated August 31, 2010.

*	A list of the exhibits to the Participation and Exploration Agreement (the “PEA”) is set forth on pages 5 through 8 of the PEA. Certain exhibits and all of the schedules to the PEA have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided supplementally to the Commission upon request.
+	Portions of this exhibit are subject to a request for confidential treatment and have been redacted and filed separately with the Securities and Exchange Commission.